EXHIBIT 23.1
                                                                   ------------

                     CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Current Report on Form 8-K of North Fork Bancorporation, Inc. of our report dated July 21, 1999 included in Reliance Bancorp, Inc.'s Form 10-K for the year ended June 30, 1999 and to all references to our Firm included in this Current Report.




/s/  Arthur Andersen LLP
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    Arthur Andersen LLP
    New York, New York
    December 29, 1999